                                                                    EXHIBIT 5.02
                                                        (INCLUDES EXHIBIT 23.02)


July 29, 1999


Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C.  20549

Re:     Electronic Arts Inc. ("EA")
        Registration Statement on Form S-8

Ladies/Gentlemen:

I am an attorney licensed to practice law in the states of California and New York and I am Senior Vice President, General Counsel and Secretary of EA. I have examined EA's Registration Statement on Form S-8 (the "Registration Statement") to be filed by EA on or about July 30, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an additional 2,650,000 shares of Common Stock of Electronic Arts Inc., $0.01 par value per share ("Common Stock"), that may be sold by EA upon the exercise of options granted or to be granted by EA to officers and employees pursuant to EA's 1991 Stock Option Plan (the "1991 Plan"), an additional 250,000 shares of Common Stock that may be sold by EA to eligible employees of EA and its subsidiaries pursuant to EA's 1991 Employee Stock Purchase Plan (the "ESP Plan"), an additional 100,000 shares of Common Stock that may be sold by EA to eligible international employees located in EA's international subsidiaries pursuant to EA's International Employee Stock Purchase Plan (the "IESP Plan"), and 100,000 shares of Common Stock that may be sold by EA to non-employee Directors pursuant to EA's 1998 Directors' Stock Option Plan (the "Directors' Plan").

As General Counsel for EA, I have examined the proceedings taken by EA in connection with the 1991 Plan, the ESP Plan IESP Plan and the Director's Plan to add the shares being registered hereby.

It is my opinion that the additional 2,650,000 shares of Common Stock that may be issued and sold by EA pursuant to the 1991 Plan, the additional 250,000 shares of Common Stock that may be issued and sold by EA pursuant to the ESP Plan, the additional 100,000 shares of Common Stock that may be issued and sold by EA pursuant to the IESP Plan, and the additional 100,000 shares of Common Stock that may be issued and sold by EA pursuant to the Directors' Plan, when issued and sold in the manner referred to in the applicable Prospectus associated with the Registration Statement and the 1991 Plan, the ESP Plan, the IESP Plan or the Directors' Plan, as applicable, will be legally issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to this opinion, if any, in the Registration Statement and amendments thereto.


Very truly yours,
ELECTRONIC ARTS INC.

/s/ Ruth A. Kennedy
-----------------------------
Ruth A. Kennedy
Senior Vice President,
General Counsel and Secretary